Exhibit 5.1

August 11, 2015

Eclipse Resources Corporation 2121 Old Gatesburg Road, Suite 110 State College, Pennsylvania 16803	Norton Rose Fulbright US LLP 2200 Ross Avenue, Suite 3600 Dallas, Texas 75201-7932 United States
Tel +1 214 855 8000 Fax +1 214 855 8200 nortonrosefulbright.com
Re:	Eclipse Resources Corporation

Ladies and Gentlemen:

We have acted as counsel to Eclipse Resources Corporation, a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of an indeterminate amount of: (i) common stock, par value $0.01 per share, of the Company (“Common Stock”); (ii) preferred stock, par value $0.01 per share, of the Company (“Preferred Stock” and, together with Common Stock, “Company Stock”), in one or more series, which may be convertible into or exchangeable for Common Stock or Preferred Stock; (iii) depositary shares representing interests in Preferred Stock (“Depositary Shares”); (iv) warrants to purchase Common Stock or Preferred Stock (“Warrants”); (v) rights to purchase Common Stock, Preferred Stock, or Warrants (“Rights”); (vi) purchase contracts obligating holders to purchase from or sell to the Company, and obligating the Company to sell to or purchase from the holders, a specific or varying amount of Company Stock, Depositary Shares, Warrants, or any combination thereof (“Purchase Contracts”); and (vii) units that include Company Stock, Depositary Shares, Warrants, Rights, Purchase Contracts, or any combination thereof (“Units”), having an aggregate initial offering price not to exceed $500,000,000, and each on terms to be determined at the time of offering. In this letter, we refer to the Company Stock, Depositary Shares, Warrants, Rights, Purchase Contracts, and Units collectively as the “Securities.”

We also have participated in the preparation of the base prospectus (the “Base Prospectus”) contained in the Registration Statement on Form S-3 (the “Registration Statement”) to which this letter is an exhibit. The Securities will be offered in amounts, at prices, and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the Base Prospectus (each, a “Prospectus Supplement”). Capitalized terms not otherwise defined in this letter shall have the meanings ascribed to them in the Base Prospectus.

In rendering the opinions set forth below, we have examined and relied upon: (i) the Registration Statement, including the Base Prospectus; (ii) the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and Amended and Restated Bylaws, as amended (the “Bylaws”); (iii) resolutions of the Board of Directors of the Company relating to the Registration Statement; and (iv) such certificates, statutes, and other instruments and documents as we considered appropriate for purposes of the opinions expressed in this letter. In addition, we reviewed such questions of law as we considered appropriate to enable us to render the opinions expressed in this letter. As to matters of fact relevant to the opinions expressed below and as to factual matters arising in connection with our review of corporate documents, records, and other documents and writings, we have made no independent investigation of such facts, we have relied in certain cases upon certificates and other communications of officers and employees of the Company without further investigation as to the facts set forth in such certificates and communications.

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In connection with rendering the opinions expressed in this letter, we have assumed that:

(i) all information contained in all documents reviewed by us is true and correct;

(ii) all signatures on all documents examined by us are genuine and each individual who signed any of those documents had legal capacity and authority to do so;

(iii) all documents submitted to us as originals are authentic, all documents submitted to us as copies conform to the authentic originals of those documents, and all documents examined by us are duly authorized, executed, and delivered by the parties thereto;

(iv) the Certificate of Incorporation and Bylaws will not have been amended in any manner that would affect any legal conclusion set forth in this letter, and any certificate of designations in respect of Preferred Stock will be in conformity therewith and with applicable law;

(v) the consideration paid for any shares of Company Stock will comply with the Delaware General Corporation Law (the “DGCL”), as applicable, and any successor statute(s);

(vi) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;

(vii) a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby;

(viii) each certificate from government officials reviewed by us is accurate, complete, and authentic, and all official public records are accurate and complete;

(ix) all Securities will be offered and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement;

(x) with respect to any Securities offered, the form, terms, and conditions of a definitive purchase, placement, agency, underwriting, or similar agreement will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

(xi) in the case of shares of Common Stock, the Board of Directors of the Company will have taken all necessary corporate action to approve the issuance of the Common Stock;

(xii) in the case of shares of Preferred Stock of any series, the Board of Directors of the Company will have taken all necessary corporate action to designate and establish the terms of such series and will have caused a certificate of designations with respect to such series to be prepared and filed with the Secretary of State of the State of Delaware, and the terms of such series will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company;

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(xiii) in the case of Warrants: (1) the Company will have taken all necessary corporate action to authorize the creation of and the terms of such Warrants and the issuance of the Securities to be issued pursuant thereto and to approve the warrant agreement relating thereto; (2) such warrant agreement will have been duly executed and delivered by the Company and the warrant agent thereunder appointed by the Company; (3) each person signing such warrant agreement will have the legal capacity and authority to do so; (4) neither such Warrants nor such warrant agreement will include any provision that is unenforceable, that violates any applicable law or results in a default under or breach of any agreement or instrument binding upon the Company; (5) the terms of such Warrants and such warrant agreement and the issuance and sale of the Warrants will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; and (6) such Warrants or certificates representing such Warrants will have been duly executed, countersigned, registered, and delivered in accordance with the provisions of such warrant agreement;

(xiv) in the case of Rights: (1) the Company will have taken all necessary corporate action to authorize the creation of and the terms of such Rights and the issuance of the Securities to be issued pursuant thereto and to approve the rights or subscription agreement relating thereto; (2) such rights or subscription agreement will have been duly executed and delivered by the Company and the rights or subscription agent thereunder appointed by the Company; (3) each person signing such rights or subscription agreement will have the legal capacity and authority to do so; (4) neither such Rights nor such rights or subscription agreement will include any provision that is unenforceable, that violates any applicable law or results in a default under or breach of any agreement or instrument binding upon the Company; (5) the terms of such Rights and such rights or subscription agreement and the issuance and sale of the Rights will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; and (6) such Rights or certificates representing such Rights will have been duly executed, countersigned, registered, and delivered in accordance with the provisions of such rights or subscription agreement;

(xv) certificates representing shares of Company Stock will have been duly executed, countersigned, registered, and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Company, in each case in accordance with the provisions of the Certificate of Incorporation and Bylaws;

(xvi) at the time of the issuance of the Securities, the Company will validly exist and be in good standing under the laws of the State of Delaware, and the Company will have corporate power and authority to issue the Securities;

(xvii) there will be sufficient shares of Common Stock or Preferred Stock authorized under the Certificate of Incorporation and available for issuance;

(xviii) the purchase price for Company Stock payable to the Company or, if such shares are issuable on the conversion, exchange, redemption, or exercise of another Security, the consideration payable to the Company for such conversion, exchange, redemption, or exercise will not be less than the par value of such shares, or the lesser of such purchase price or such consideration, as the case may be, or the amount of such purchase price or such consideration, as the case may be, timely determined by the Board of Directors of the Company to constitute the stated capital applicable to such shares, in the case of shares of Preferred Stock;

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(xix) in the case of Depositary Shares, any depositary agreement with respect to the Depositary Shares will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and each person signing such depository agreement will have the legal capacity and authority to do so;

(xx) at the time of execution, countersignature, issuance, and delivery of the Purchase Contracts and Unit agreements, such Purchase Contracts and Unit agreements will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and each person signing such Purchase Contracts and Unit agreements will have the legal capacity and authority to do so;

(xxi) the form and terms of any Securities, the issuance, sale, and delivery thereof by the Company, and the incurrence and performance of the Company’s obligations thereunder or in respect thereof in accordance with the terms of such Securities, will be in full compliance with, and will not violate, the formation documents and agreements of the Company, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon the Company, or to which the issuance, sale, and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity; and

(xxii) any Securities issuable upon conversion, exchange, or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth in this letter, we are of the opinion that:

1. With respect to the Company Stock, when: (a) the Company has taken all necessary corporate action to approve the issuance of the Company Stock, the terms of the offering thereof, and related matters, including the adoption of a certificate of designations relating to any Preferred Stock and the filing of the certificate of designations with the Secretary of State of the State of Delaware; and (b) certificates representing the shares of Company Stock have been duly executed, countersigned, registered, and delivered (or non-certificated shares of Company Stock shall have been properly issued) either (i) in accordance with the terms of the applicable definitive purchase, underwriting, or similar agreement approved by the Company upon payment of the consideration thereof provided for therein (provided that such consideration is not less than the par value of the Company Stock), or (ii) upon conversion, exchange, or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange, or exercise as approved by the Company for the consideration approved by the Company (provided that such consideration is not less than the par value of the Company Stock), the Company Stock will be legally issued, fully paid, and nonassessable.

2. With respect to the Warrants, when: (a) the Company has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof, and related matters; (b) a warrant agreement and any other

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agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company; and (c) the Warrants or certificates representing the Warrants have been duly executed and delivered in accordance with the applicable warrant agreement, any other agreements relating to the Warrants, and the applicable definitive purchase, underwriting, or similar agreement approved by the Company upon payment of the consideration for such Warrants as provided for therein, then the Warrants will be validly issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

3. With respect to the Rights, when: (a) the Company has taken all necessary corporate action to approve the creation of and the issuance and terms of the Rights, the terms of the offering thereof, and related matters; (b) a rights or subscription agreement and any other agreements relating to the Rights have been duly authorized and validly executed and delivered by the Company and the rights or subscription agent appointed by the Company; and (c) the Rights or certificates representing the Rights have been duly executed and delivered in accordance with the applicable rights or subscription agreement, any other agreements relating to the Rights, and the applicable definitive purchase, underwriting, or similar agreement approved by the Company upon payment of the consideration for such Rights provided for therein, then the Rights will be validly issued and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. With respect to the Depositary Shares, when: (i) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with applicable law; (b) the Company has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof, and related matters, including the adoption of a Certificate of Designations relating to the Preferred Stock underlying the Depositary Shares and the filing of the Certificate of Designations with the Secretary of State of the State of Delaware; (c) the deposit agreement relating to the Depositary Shares has been duly authorized and validly executed and delivered by the parties thereto; (d) the Preferred Stock that is represented by the Depositary Shares has been duly issued and delivered to the depository in accordance with the applicable deposit agreement; and (e) the depositary receipts evidencing the Depositary Shares have been duly executed, registered, and delivered in accordance with the applicable deposit agreement and the applicable definitive purchase, underwriting, or similar agreement approved by the Company upon payment of the consideration for such Depositary Shares as provided for therein, then the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the applicable deposit agreement and the depositary receipts.

5. With respect to the Purchase Contracts, when: (a) the Company has taken all necessary corporate action to approve and establish the terms of the Purchase Contracts and to authorize and approve the issuance thereof, the terms of the offering thereof, and related matters; (b) a purchase agreement for the Purchase Contracts has been duly authorized and validly executed and delivered by the parties thereto; and (c) the Purchase Contracts have been duly executed and delivered in accordance with the applicable purchase contract agreement and the applicable definitive purchase, underwriting, or similar agreement approved by the Company upon payment of the consideration for such Purchase Contracts as provided for therein, then the Purchase Contracts will be duly authorized and validly issued and will constitute valid and legally binding obligations of the Company enforceable against it in accordance with their terms.

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6. With respect to the Units, when: (a) the Company has taken all necessary corporate action to approve and establish the terms of the Units and to authorize and approve the issuance thereof, the terms of the offering thereof, and related matters; (b) a unit agreement for the Units has been duly authorized and validly executed and delivered by the parties thereto; and (c) the Units or certificates representing the Units have been duly executed and delivered in accordance with the applicable unit agreement and the applicable definitive purchase, underwriting, or similar agreement approved by the Company upon payment of the consideration for such Units as provided therein, then the Units will be duly authorized and validly issued and will constitute valid and legally binding obligations of the Company enforceable against it in accordance with their terms.

Our opinions in this letter are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium, and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity or public policy (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (i) the possible unavailability of specific performance, injunctive relief, or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith, and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability. The opinions expressed above are also subject to possible judicial action giving effect to governmental actions or foreign laws relating to or affecting creditors’ rights.

We express no opinions concerning (i) any provision that relates to severability or separability or purports to require that all amendments, supplements, or waivers be in writing; or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The foregoing opinions are limited to the laws of the State of Delaware, the DGCL (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws), and applicable federal laws of the United States of America, and we are expressing no opinion as to the applicability or effect of the laws of any other jurisdiction, domestic, or foreign.

We express no opinion as to any matter other than as set forth in this letter, and no other opinion may be inferred or implied. Our opinion is given as of the date of this letter, and we undertake no, and disclaim any, obligation to advise you of any change in any matter set forth in this letter.

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Base Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ NORTON ROSE FULBRIGHT US LLP

NORTON ROSE FULBRIGHT US LLP